                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 18, 2004

                          Commission File No. 333-67232

                                   XFONE, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   11-3618510
                     (I.R.S. Employer Identification Number)

                                  960 High Road
                         London, United Kingdom N12 9RY
               (Address of principal executive offices) (Zip Code)

                                011.44.8451087777
              (Registrant's telephone number, including area code)

Item 5.  Other Events

PRIVATE PLACEMENT COMPLETED.

During January and February 2004, Xfone, Inc. (the "Company") sold to certain investors an aggregate of 969,237 shares of common stock (the "Shares") at a purchase price of $3.00 per share (the "Financing"). Each investor in the
Financing was also granted a Warrant A (the "Warrant A") to purchase a number of shares of common stock equal to one hundred percent (100%) of the Shares purchased by that investor in the Financing. Each Warrant A is exercisable until
January/February 2009 at a price of $5.50 per share. Each investor in the
Financing was also granted a Warrant B (the "Warrant B") to purchase a number of shares of common stock equal to one hundred percent (100%) of the Shares purchased by that investor in the Financing. Each Warrant B is exercisable at a price of $3.50 per share until the earlier of 10 days after the Company's registration statement is effective or 10 days after the Company's common stock is traded on the NASDAQ Small Cap or the American Stock Exchange. The Company
also granted to its attorneys in return for services rendered to the Company, a
Warrant A to purchase 100,000 shares of common stock on the same terms as the
Warrants A granted to the investors. In total, the Company issued warrants exercisable for an aggregate of 2,123,474 shares. The Company also agreed to pay total finders fees of $162,800 and a Warrant A to purchase 50,000 shares of common stock on the same terms as the Warrants A granted to the investors.

The Shares and the Warrants were offered and sold without registration under the
Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the
Securities Act of 1933. An appropriate legend was placed on the Shares and the
Warrants and will be placed upon the shares issuable upon exercise of the
Warrants, unless registered under the Securities Act of 1933 prior to issuance.

The gross new cash proceeds received from the Financing was $2,907,700. Net new cash proceeds of the Financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This report is being filed pursuant to and in accordance with Rule 135C under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   Xfone, Inc.

                   /s/ Guy Nissenson
                   By: Guy Nissenson
                   President and Chief Executive Officer

Date:  February 18, 2004